PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers
LLP
PricewaterhouseCoopers
Center
300 Madison Avenue
New York NY 10017
Telephone (646) 471
3000
Facsimile (813) 286
6000
December 15, 2005
Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549
Ladies and Gentlemen:
We have read the statements made by Robeco-Sage
Triton Fund, L.L.C (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR dated December
15, 2005. We agree with the statements concerning our Firm in such Item 77K.
Very Truly Yours,
PricewaterhouseCoopers LLP



ATTACHMENT
Sub-Item 77K: Changes in registrants certifying accountants
              PricewaterhouseCoopers LLP (PwC)
resigned as the independent registered public accounting firm of Robeco-Sage Triton Fund, L.L.C.
(the Registrant) effective November 17, 2004. The decision to change the independent registered public accounting firm of the Registrant was approved by the Registrants Board of Managers and Audit
Committee. The reports of PwC on the Registrants financial statements for fiscal year ended March 31, 2004 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal year ended March 31, 2004, and through November 17, 2004: (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Registrants financial statements for such years; and (ii) there were no reportable events as defined by Item
304(a)(l)(v) of Regulation S-K.
              On November 17, 2004, the Registrants
Board of Managers and Audit Committee approved the engagement of Anchin, Block & Anchin LLP as the
Registrants new independent registered public accounting firm to audit the Registrants financial statements for the fiscal year ending March 31, 2005.








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